Exhibit 10.10

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) is entered into and effective as of [_______], 202[_] (the “Grant Date”) by and between CervoMed Inc., a Delaware corporation (the “Company”), and [_______] (“Optionee”).

A.      The Company desires to grant a non-qualified stock option to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) as an inducement material to the Optionee’s entering into employment as [_______] of the Company, in accordance with the terms of the Company’s offer letter to the Optionee dated [_______].

B.      All of the capitalized terms used in this Agreement not otherwise defined in this Agreement have the meanings given to them on    Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and Optionee agree as follows:

1.       Grant of Option; Exercise Price. The Company hereby grants to Optionee, upon the terms and subject to the conditions set forth in this Agreement, and effective as of the Grant Date, an option (the “Option”) to purchase all or any portion of [_______] shares (the “Option Shares”) of the Company’s Common Stock, at an exercise price of $[_______] per share, which represents 100% of the Fair Market Value of a share of Common Stock on the Grant Date, as determined in accordance with this Agreement (such exercise price, as adjusted from time to time pursuant to this Agreement, including Section 5 hereof, the “Exercise Price”). The Option is not intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.       Vesting. The option will vest and become exercisable in 36 equal (or as nearly equal as possible) installments on the last calendar day of each month over a 36-month period beginning on [_______].

3.       Exercise of Option.

3.1.       Notice; Payment. Subject to the terms and conditions set forth in this Agreement, including vesting of the Option in Section 2 of this Agreement and termination of the Option in Section 4 of this Agreement, the Option may be exercised, in whole or in part, at any time and from time to time, by delivery to the Company of written notice of the exercise of the Option, in substantially the form as provided by the Company, stating the number of Option Shares being purchased (the “Purchased Shares”), and accompanied by payment in full of the total aggregate Exercise Price of the Purchased Shares. The Exercise Price shall be payable in full in any one of the following alternative forms:

a)	Full payment in cash, personal check or certified bank or cashier’s check;
b)	Any broker assisted cashless exercise procedure which is acceptable to the Company;
c)	Cashless net exercise. Optionee shall receive the number of shares of Common Stock equal to a number (as determined below) of shares of Common Stock computed using the following formula:

X = Y – [(A)(YB )]

Where: X = the number of shares of Common Stock to be issued to Optionee.

  Y = the number of Purchased Shares.

  A = the Exercise Price.

                    B = the Fair Market Value of one share of Common Stock on the date of exercise.

3.2.       Issuance of Purchased Shares; No Fractional Shares. Following receipt of the exercise notice and the payment referred to above (or upon a cashless net exercise), the Company shall, as soon as reasonably practicable thereafter, cause certificates (or book-entry notations) representing the Purchased Shares (or such fewer number of Purchased Shares if a cashless net exercise is used) to be delivered to Optionee either at Optionee’s address set forth in the records of the Company or at such other address as Optionee may designate in writing to the Company or issue and deposit the Purchased Shares for Optionee’s benefit with any broker with which Optionee has an account relationship or the Company has engaged to provide such services; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share otherwise issuable upon exercise of the Option, and may pay to Optionee, in cash or cash equivalent, the Fair Market Value of any such fraction or fractions of a share as of the date of exercise. If requested by the Company in connection with any exercise of the Option, Optionee shall also deliver this Agreement to the Company, which shall endorse hereon a notation of the exercise and, and if the Option is exercised in part, shall return this Agreement to Optionee. The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the notice referred to in Section 3.1 of this Agreement and full payment of the Exercise Price of the Purchased Shares. Optionee shall not be deemed to be a holder of any Purchased Shares pursuant to exercise of the Option until the date of issuance of a stock certificate or book-entry notation to Optionee for such shares following payment in full for the Purchased Shares.

3.3.       Tax Withholding. The Company is entitled to (a) withhold and deduct from future wages of Optionee (or from other amounts that may be due and owing to Optionee from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Option, including, without limitation, the grant, exercise or vesting of, the Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to Optionee in connection with the Option; or (c) require Optionee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Option. Shares of Common Stock issued or otherwise issuable to Optionee in connection with the Option that gives rise to the tax withholding obligation that are withheld for purposes of satisfying Optionee’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date.

3.4.       Remaining Option Shares. Option Shares will no longer be outstanding under the Option (and will therefore not thereafter be exercisable) following the exercise of the Option to the extent of (a) shares used to pay the Exercise Price of an Option under the “cashless net exercise” method (b) shares actually delivered to Optionee as a result of such exercise and (c) any shares withheld for purposes of tax withholding.

4.       Termination of Option.

4.1.       Time of Termination. Except as provided in this Section 4 and Section 5 of this Agreement, the Option shall terminate, no longer be exercisable and expire at 5:00 p.m., Eastern Time, on [_______] (the “Time of Termination”).

4.2.       Termination for Cause. In the event Optionee’s employment with the Company and all Subsidiaries is terminated by the Company for Cause, the Option will immediately terminate without notice of any kind, and the Option will no longer be exercisable.

4.3.       Termination Due to Death, Disability or Retirement . In the event Optionee’s employment with the Company and all Subsidiaries is terminated by reason of Optionee’s death, Disability or Retirement, the Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one (1) year after such termination (but in no event after the Time of Termination).

4.4.       Termination for Other Reasons. In the event Optionee’s employment with the Company and all Subsidiaries is terminated for any other reason, the Option will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the Time of Termination).

4.5.       Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Agreement to the contrary and in addition to any other rights of the Committee, if Optionee is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of Optionee’s employment or other service with the Company or any Subsidiary and irrespective of whether or not Optionee was terminated as a result of such Cause or Adverse Action, (a) all rights of Optionee under the Option and this Agreement will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion will have the authority to rescind the exercise, vesting, settlement or issuance of, or payment in respect of, the Option that was exercised, vested, settled or issued, or as to which such payment was made, and to require Optionee to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, settlement, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to the Option). The Company may defer the exercise of the Option for a period of up to six (6) months after receipt of Optionee’s written notice of exercise or the issuance of Purchased Shares upon the vesting of the Option for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of Optionee (or from other amounts that may be due and owing to Optionee from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. This Section 4.5 will not apply to the Option following a Change in Control.

4.6.       Clawback/Forfeiture. The Option and Option Shares issued or issuable pursuant to the Option are subject to forfeiture or clawback by the Company to the extent required and allowed by law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the Sarbanes Oxley Act of 2002 and any implementing rules and regulations promulgated thereunder, and pursuant to any forfeiture, clawback or similar policy of the Company, as such laws, rules, regulations and policy may be in effect from time to time.

5.        Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture, or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the Exercise Price of, the Option in order to prevent dilution or enlargement of the rights of Optionee.

6.       Change in Control. The Option shall become immediately vested and exercisable upon completion of a Change in Control and remain exercisable through the Time of Termination regardless of whether Optionee remains in the employment or service of the Company. Notwithstanding any of the foregoing, in connection with a Change in Control, the Committee, in its sole discretion, at any time after the grant of the Option, may take whatever action it deems appropriate in accordance with applicable law and the terms of this Agreement (including, without limitation, reducing or eliminating the acceleration of vesting to the extent “payments” related thereto would constitute “parachute payments” (in each case, as defined in Section 280G(b)(2) of the Code) or otherwise result in excise taxes imposed by the Code.

7.       Rights as a Stockholder. Optionee will have no rights as a stockholder of the Company unless and until all conditions to the effective exercise of the Option (including, without limitation, the conditions set forth in Section 3 of this Agreement) have been satisfied and Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the Option as to which there is a record date preceding the date Optionee becomes the holder of record of such shares, except as may otherwise be determined by the Committee in its sole discretion.

8.       Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Company, no right or interest of Optionee in the Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Optionee, however, will be entitled to designate a beneficiary to receive the Option upon Optionee’s death, and, in the event of Optionee’s death, exercise of the Option (to the extent permitted pursuant to Sections 2 and 4 of this Agreement) may be made by Optionee’s legal representatives, heirs and legatees.

9.       Market Stand-off. Optionee, if so requested by the Company or any representative of the underwriters in connection with a firmly underwritten public offering of securities by the Company pursuant to a registration statement under the Securities Act following the date of this Agreement, shall not sell or otherwise transfer any Option Shares during the 180-day period following the effective date of such registration statement. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period. This Section 9 will not apply to the sale of any Option Shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to Optionee if all then current executive officers and directors of the Company enter into similar agreements.

10.     Employment or Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of Optionee at any time, nor confer upon Optionee any right to continue in the employment or other service with the Company or any Subsidiary.

11.     Inducement Grant. The Option has been granted and made as an “employment inducement grant” and as an inducement material to the Optionee’s acceptance of employment with the Company, in accordance with NASDAQ Listing Rule 5635(c)(4).

12.     General Provisions.

12.1.     Governing Law; Venue. This Agreement and all rights and obligations under this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. By acceptance of the Option, Optionee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to the Option or this Agreement.

12.2.     Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of the Option and supersede all prior agreements, arrangements, plans, and understandings relating to the grant and exercise of the Option.

12.3.     Failure to Enforce Not a Waiver. The failure of the Company or Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12.4.     Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section 12.4.

12.5.     Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives.

12.6.     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

12.7.     Titles, Captions and Sections. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to Sections in this Agreement refer to Sections of this Agreement unless otherwise stated.

12.8.     Nature of the Grant. In accepting the Option and by execution of this Agreement, Optionee acknowledges that:

a)

The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future Option grants, or benefits in lieu of Option grants, even if Option grants have been granted repeatedly in the past.

b)	All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.
c)

The Option grant is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event shall be considered as compensation for, or relating in any way to, past services for the Company.

d)	In the event that Optionee is not an employee of the Company, the Option will not be interpreted to form an employment contract or relationship with the Company.
e)

The future value of the Common Stock is unknown and cannot be predicted with certainty and if the Option vests and Optionee exercises the Option in accordance with the terms of this Agreement and is issued Purchased Shares, the value of those shares may increase or decrease.

f)

In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Purchased Shares acquired upon exercise of the Option resulting from termination of Optionee’s employment or service by the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and its Subsidiaries, and their respective directors, officers, employees and agents, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option and execution of this Agreement, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

g)

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s entering into this Agreement, or Optionee’s purchase or sale of the underlying Option Shares.

h)	Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation before taking any action related to the Option.
i)

The Optionee acknowledges and agrees that (i) any income or other taxes due from the Optionee with respect to this Option or the Purchased Shares issuable pursuant to this Option shall be the Optionee’s responsibility; (ii) the Optionee is free to use professional advisors of his or her choice in connection with this Agreement, has received advice from his or her professional advisors in connection with this Agreement, understands its meaning and import, and is entering into this Agreement freely and without coercion or duress; and (iii) neither the Committee, the Company, its Affiliates, nor any of its officers or directors, shall be held liable for any applicable costs, taxes, or penalties associated with the Option if, in fact, the Internal Revenue Service were to determine that the Option constitutes deferred compensation under Section 409A of the Code.

j)

Notwithstanding any other provision of this Agreement, the obligation of the Company to issue any shares of Common Stock or settle this Option in shares of Common Stock or other consideration will be subject to all applicable law, rules and regulations, and to such approvals by governmental agencies as may be required.

13.        Purchase For Investment. Unless the offering and sale of the Purchased Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Purchased Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act and until the following conditions have been fulfilled:

a)

The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

b)

If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Securities Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

14.         Data Privacy. By entering into this Agreement, the Optionee: (i) authorizes the Company and each Subsidiary, and any agent of the Company or any Subsidiary facilitating the grant of options under this Agreement, to disclose to the Company or any of it Subsidiaries such information and data as the Company or any such Subsidiary shall request in order to facilitate the grant of options; and (ii) authorizes the Company and each Subsidiary to store and transmit such information in electronic form for the purposes set forth in this Agreement.

15.         Authority of the Committee. In accordance with and subject to the provisions of this Agreement, the Committee will have the authority to determine all provisions of the Option as the Committee may deem necessary or desirable and as consistent with the terms of the Agreement, including the authority to: (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Agreement and any instrument or agreement relating hereto; (ii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee may deem appropriate for the proper administration of the Agreement’s terms; and (iii) make any other determination and take any other action that the Committee may deem necessary or desirable for the administration of the Agreement. In addition, the Committee will have the authority under the Agreement in its sole discretion to pay the economic value of the Option in the form of cash, Common Stock or any combination of both. The Committee may exercise its duties, power and authority hereunder in its sole discretion without the consent of Optionee or other party, unless the Agreement specifically provides otherwise. The Committee will not be obligated to treat all recipients of awards uniformly, and determinations may be made by the Committee selectively among recipients, whether or not such recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Agreement will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Agreement or the Option.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the Grant Date.

OPTIONEE:	CERVOMED INC.

Name: [_______]	By:

Title:

Address: 20 Park Plaza, Suite 424 Boston, MA 02116

EXHIBIT A

Defined Terms

“Adverse Action” means any action by Optionee that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including:  (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

“Board” means the Board of Directors of the Company.

“Cause” means “cause” as defined in any employment or other agreement with the Company or Company policy applicable to the Optionee, or if no such agreement or policy exists, will mean (a) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Optionee’s overall duties, or (d) any material breach by a Optionee of any employment, service, consulting, confidentiality, assignment of inventions, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

“Change of Control” means the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of 50.1% or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, however, that the following acquisitions shall not constitute a Change in Control for the purposes of this Plan: (A) any acquisitions of Common Stock or securities convertible, exercisable or exchangeable into Common Stock directly from the Company or (B) any acquisition of Common Stock or securities convertible, exercisable or exchangeable into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company. Notwithstanding the foregoing, a Change in Control will only occur if such event constitutes a “Change in Control Event” as defined under Treasury Regulations issued under Code Section 409A.

“Committee” means the Compensation Committee of the Board.

“Disability” means, unless otherwise defined in a written employment, services or other agreement between the Optionee and the Company or a Subsidiary, the disability of the Optionee such as would entitle the Optionee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Optionee or, if no such plan exists or is applicable to the Optionee, the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code; provided, however, that if distribution of an Incentive Award subject to Section 409A of the Code is triggered by Optionee’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

“Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by The NASDAQ Stock Market, The New York Stock Exchange, NYSE MKT LLC or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing sale price as of such date at the end of the regular trading session, as reported by OTC Bulletin Board or the OTC Markets Group Inc. or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith, in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code and in conformity with generally accepted accounting principles in the United States. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Optionee and their heirs and other successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

“Retirement” means, unless otherwise defined in a written employment, services or other agreement between the Optionee and the Company or a Subsidiary, “Retirement” as defined from time to time for purposes of the Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Optionee on or after the date the Optionee reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce and completion of at least ten (10) years of continuous service with the Company or a Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act in the Plan will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

“Tax Date” means the date any withholding tax obligation arises under the Code for a Optionee with respect to the Option.